DLA Piper LLP (US) 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

May 15, 2020
T. Rowe Price Group, Inc.
100 East Pratt Street
Baltimore, Maryland 21202
Re: Registration Statement on Form S-8
Dear Ladies and Gentlemen:
We have acted as counsel for T. Rowe Price Group, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), and which registers, in the aggregate, 11,000,000 shares of Common Stock (the “Shares”) that may be offered or issued pursuant to the Company’s 2020 Long-Term Incentive Plan (the “Plan”). The 11,000,000 Shares were previously registered for offer or sale under the Company’s 2012 Long Term Incentive Plan (the “2012 Plan”), which terminated on May 12, 2020.
As the basis for the opinions hereinafter expressed, we have examined originals, or copies certified or otherwise identified, of (a) the Company’s charter, as amended (the “Charter”); (b) the amended and restated bylaws of the Company; (c) the Registration Statement; (d) the Plan; (e) resolutions of the board of directors (the “Board”) of the Company relating to the issuance or delivery of the Shares to be issued or delivered under the Plan; and (f) such other records, agreements, other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. We have not independently verified any factual matter relating to this opinion. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
In our examination of the foregoing documents, we have assumed, without independent investigation, the following: the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
We express no opinion herein concerning any law other than the Maryland General Corporation Law (including the statutory provisions, the applicable provisions of the Maryland Constitution and reported judicial decisions interpreting the foregoing).
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares to be issued under the Plan have been duly authorized, and upon the issuance and delivery of the Shares in the manner contemplated by the applicable Plan and the Registration Statement, and assuming that the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of any required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.
In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(1) The foregoing opinion is rendered as of the date hereof. We assume no obligation to revise, update or supplement this opinion (a) should the present aforementioned laws of the State of Maryland be changed by legislative action, judicial decision or otherwise after the date hereof or (b) to reflect any facts or circumstances that may hereafter come to our attention.
(2) We express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.
(3) We assume that the issuance of the Shares, together with any other outstanding shares of Common Stock, will not cause the Company to issue shares of Common Stock in excess of the number of such shares authorized by the Company’s Charter.
(4) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.
Very truly yours,
DLA Piper LLP (US)
/s/ DLA Piper LLP (US)